Exhibit 99.1

E*TRADE Financial Corporation Announces Second Quarter 2019 Results

Company Announces New $1.5 Billion Share Repurchase Program

NEW YORK--(BUSINESS WIRE)--July 18, 2019--E*TRADE Financial Corporation (NASDAQ: ETFC):

Second Quarter Results

  Net income of $219 million
  Diluted earnings per common share of $0.90, which includes net losses of $53 million, or $0.22 per diluted share, related to losses from balance sheet repositioning, partially offset by the benefit to provision for loan losses(1)
  Total net revenue of $685 million
  Operating margin of 43 percent; adjusted operating margin of 42 percent(2)
  Return on common equity of 15 percent; adjusted return on common equity of 14 percent(3)
  Average interest-earning assets of $61.4 billion; net interest margin of 320 basis points
  Daily Average Revenue Trades (DARTs) of 268,000, including derivative DARTs of 89,000
  Margin receivables of $9.9 billion; average margin receivables of $10.1 billion
  Net new accounts of 70,000
  Net new retail and advisor services assets of $1.6 billion
  Capital return to shareholders(4) of $256 million, including share repurchases of $222 million and dividends of $34 million

E*TRADE Financial Corporation (NASDAQ: ETFC) today announced results for its second quarter ended June 30, 2019, reporting net income of $219 million, diluted earnings per common share of $0.90 and total net revenue of $685 million. Operating margin for the quarter was 43 percent and adjusted operating margin was 42 percent(2).

The Company repositioned its balance sheet during the second quarter through the sales of $4.5 billion of lower-yielding investment securities. These sales enabled a reduction of balance sheet size through the move of deposits to third-party banks, generating additional capital capacity to support share repurchases. Gains (losses) on securities and other, net includes $80 million of losses related to the sales. The losses were partially offset by $16 million in gains from other investment security activity in this line item.

“This past quarter we continued to build on our positive momentum, generating solid underlying performance, while further enhancing the value proposition for E*TRADE retail and institutional clients” said Karl Roessner, Chief Executive Officer. “Further, we are pleased to announce a new $1.5 billion share repurchase authorization, as we seize the opportunity to reduce our outstanding shares at tremendous value, while preserving future earnings power. Amid meaningful shifts in the economic and market environment, we continued to deliver for our customers, and we used the flexibility of our business model to accelerate capital return to our shareholders by shifting deposits to third parties to reduce the size of our balance sheet. As we enter into the second half of the year, our model continues to demonstrate its power and we are well positioned to thrive over the long term.”

The Company also declared a quarterly cash dividend of $0.14 per share on the Company's outstanding shares of common stock. The dividend is payable on August 26, 2019, to shareholders of record as of the close of business on August 19, 2019.

The Company will host a conference call beginning at 5 p.m. ET today to discuss the quarterly results. This conference call will be available to domestic participants by dialing 800-705-7259 while international participants should dial +1 303 223 2693. A live audio webcast and replay of this conference call will also be available at about.etrade.com.

Historical metrics and financials can be found on the E*TRADE Financial corporate website at about.etrade.com.

About E*TRADE Financial

E*TRADE Financial and its subsidiaries provide financial services including brokerage and banking products and services to traders, investors, stock plan administrators and participants and registered investment advisors (RIAs). Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Commodity futures and options on futures products and services are offered by E*TRADE Futures LLC (Member NFA). Managed Account Solutions are offered through E*TRADE Capital Management, LLC, a Registered Investment Adviser. Bank products and services are offered by E*TRADE Bank, and RIA custody solutions are offered by E*TRADE Savings Bank, both of which are federal savings banks (Members FDIC). More information is available at www.etrade.com. ETFC-E

Important Notices

E*TRADE, E*TRADE Financial, E*TRADE Bank, E*TRADE Savings Bank, the Converging Arrows logo, the E*TRADE logo, and Trust Company of America are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements

The statements contained in this press release that are forward looking, including statements regarding the Company's ability to continue to grow over the long term and pay additional dividends in the future, the Company’s planned repurchases of its common stock and the benefits of such repurchases, are “forward-looking statements” within the meaning of the federal securities laws, and are subject to a number of uncertainties and risks. Actual results may differ materially from those indicated in the forward-looking statements. The uncertainties and risks include, but are not limited to: risks related to macro trends of the economy in general; market volatility and its impact on trading volumes; fluctuations in interest rates; potential system disruptions and security breaches; our ability to attract and retain customers and develop new products and services; increased competition; increased restrictions resulting from financial regulatory reform or changes in the policies of our regulators, including with respect to approval of any future dividend or share repurchase; our ability to participate in consolidation opportunities in our industry, to complete consolidation transactions and to realize synergies or implement integration plans; adverse developments in litigation or regulatory matters; the timing and duration of, and the amount of shares repurchased and amount of cash expended in connection with, the share repurchase program and dividend payments; and the other factors set forth in our annual and quarterly reports on Form 10-K, as amended, and Form 10-Q previously filed with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information, except as required by law.

© 2019 E*TRADE Financial Corporation. All rights reserved.

E*TRADE FINANCIAL CORPORATION
Consolidated Statement of Income
(In millions, except share data and per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2019	2018	2019	2018
Revenue:
Interest income	$560	$555	$489	$1,115	$957
Interest expense	(70)	(63)	(36)	(133)	(59)
Net interest income	490	492	453	982	898
Commissions	121	122	121	243	258
Fees and service charges	126	118	110	244	215
Gains (losses) on securities and other, net	(64)	11	15	(53)	25
Other revenue	12	12	11	24	22
Total non-interest income	195	263	257	458	520
Total net revenue	685	755	710	1,440	1,418
Provision (benefit) for loan losses	(8)	(12)	(19)	(20)	(40)
Non-interest expense:
Compensation and benefits	168	164	160	332	312
Advertising and market development	48	54	47	102	107
Clearing and servicing	32	30	30	62	66
Professional services	26	22	25	48	47
Occupancy and equipment	32	32	30	64	60
Communications	29	15	28	44	59
Depreciation and amortization	21	21	23	42	45
FDIC insurance premiums	4	4	9	8	18
Amortization of other intangibles	15	15	12	30	22
Restructuring and acquisition-related activities	—	—	2	—	2
Other non-interest expenses	23	18	18	41	41
Total non-interest expense	398	375	384	773	779
Income before income tax expense	295	392	345	687	679
Income tax expense	76	102	95	178	182
Net income	$219	$290	$250	$509	$497
Preferred stock dividends	—	20	—	20	12
Net income available to common shareholders	$219	$270	$250	$489	$485

Basic earnings per common share	$0.90	$1.10	$0.95	$2.00	$1.83
Diluted earnings per common share	$0.90	$1.09	$0.95	$2.00	$1.82
Weighted average common shares outstanding:
Basic (in thousands)	243,007	246,252	263,809	244,620	265,220
Diluted (in thousands)	243,465	246,934	264,929	245,190	266,351
Dividends declared per common share	$0.14	$0.14	$—	$0.28	$—

E*TRADE FINANCIAL CORPORATION
Consolidated Balance Sheet
(In millions, except share data)
(Unaudited)

	June 30,	December 31,
	2019	2018
ASSETS
Cash and equivalents	$380	$2,333
Cash segregated under federal or other regulations	948	1,011
Available-for-sale securities	19,714	23,153
Held-to-maturity securities	23,398	21,884
Margin receivables	9,930	9,560
Loans receivable, net(5)	1,849	2,103
Receivables from brokers, dealers and clearing organizations	902	760
Property and equipment, net	325	281
Goodwill	2,485	2,485
Other intangibles, net	461	491
Other assets	1,198	942
Total assets	$61,590	$65,003

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$40,289	$45,313
Customer payables	10,629	10,117
Payables to brokers, dealers and clearing organizations	1,146	948
Other borrowings	300	—
Corporate debt	1,410	1,409
Other liabilities	946	654
Total liabilities	54,720	58,441

Shareholders' equity:
Preferred stock, $0.01 par value; shares authorized: 1,000,000; shares issued and outstanding at June 30, 2019: 403,000	689	689
Common stock, $0.01 par value; shares authorized: 400,000,000; shares issued and outstanding at June 30, 2019: 240,015,468	2	2
Additional paid-in-capital	5,133	5,462
Retained earnings	1,104	684
Accumulated other comprehensive loss	(58)	(275)
Total shareholders' equity	6,870	6,562
Total liabilities and shareholders' equity	$61,590	$65,003

Key Performance Metrics(6)

Corporate (dollars in millions)	Qtr ended 6/30/19	Qtr ended 3/31/19	Qtr ended 6/30/19 vs. 3/31/19	Qtr ended 6/30/18	Qtr ended 6/30/19 vs. 6/30/18

Operating margin %(2)	43%	52%	(9)%	49%	(6)%
Adjusted operating margin %(2)	42%	50%	(8)%	46%	(4)%

Employees	4,261	4,105	4%	4,095	4%

Return on common equity(3)	15%	19%	(4)%	16%	(1)%
Adjusted return on common equity(3)	14%	18%	(4)%	15%	(1)%
Common equity book value per share(7)	$25.75	$24.90	3%	$23.73	9%
Tangible common equity book value per share(7)	$15.35	$14.61	5%	$14.35	7%

Cash and equivalents	$380	$523	(27)%	$532	(29)%
Corporate cash(8)	$323	$329	(2)%	$943	(66)%

Average interest-earning assets	$61,361	$61,017	1%	$59,967	2%
Net interest margin (basis points)	320	323	(3)	302	18

Customer Activity (dollars in billions)	Qtr ended 6/30/19	Qtr ended 3/31/19	Qtr ended 6/30/19 vs. 3/31/19	Qtr ended 6/30/18	Qtr ended 6/30/19 vs. 6/30/18

Commissionable trades (MM)(9)	16.9	17.0	(1)%	16.0	6%
Trading days	63.0	61.0	N.M.	64.0	N.M.

DARTs(9)	268,488	279,405	(4)%	250,326	7%
Derivative DARTs(9)	89,402	90,042	(1)%	85,967	4%
Derivative DARTs %(9)	33%	32%	1%	34%	(1)%

Average commission per trade(9)	$7.14	$7.17	—%	$7.56	(6)%

Margin receivables	$9.9	$10.3	(4)%	$11.0	(10)%

Key Performance Metrics(6)

Customer Activity (dollars in billions)	Qtr ended 6/30/19	Qtr ended 3/31/19	Qtr ended 6/30/19 vs. 3/31/19	Qtr ended 6/30/18	Qtr ended 6/30/19 vs. 6/30/18

Gross new retail accounts	143,205	162,237	(12)%	113,025	27%
Gross new advisor services accounts(10)	6,775	6,689	1%	151,311	(96)%
Gross new corporate services accounts	91,388	96,667	(5)%	172,835	(47)%
Gross new accounts	241,368	265,593	(9)%	437,171	(45)%

Net new retail accounts	34,072	80,830	(58)%	37,444	(9)%
Net new advisor services accounts(10)	53	(19)	N.M.	147,640	(100)%
Net new corporate services accounts	35,892	54,154	(34)%	134,025	(73)%
Net new accounts	70,017	134,965	(48)%	319,109	(78)%

End of period retail accounts	5,122,669	5,088,597	1%	3,992,575	28%
End of period advisor services accounts(10)	151,275	151,222	—%	147,640	2%
End of period corporate services accounts	1,853,875	1,817,983	2%	1,666,354	11%
End of period accounts	7,127,819	7,057,802	1%	5,806,569	23%

Net new retail account growth rate	2.7%	6.5%	(3.8)%	3.8%	(1.1)%
Net new advisor services account growth rate(10)	0.1%	(0.1)%	0.2%	100.0%	(99.9)%
Net new corporate services account growth rate	7.9%	12.3%	(4.4)%	35.0%	(27.1)%
Net new total account growth rate(10)	4.0%	7.8%	(3.8)%	23.3%	(19.3)%

Net new retail assets(11)	$1.7	$4.8	(65)%	$2.4	(29)%
Net new advisor services assets(10)(11)	(0.1)	(0.1)	—%	18.6	(101)%
Net new retail and advisor services assets	$1.6	$4.7	(66)%	$21.0	(92)%

Net new retail assets growth rate	2.1%	6.8%	(4.7)%	3.3%	(1.2)%
Net new advisor services assets growth rate(10)	(1.2)%	(3.5)%	2.3%	100.0%	(101.2)%
Net new retail and advisor services assets growth rate(10)	1.9%	6.2%	(4.3)%	29.5%	(27.6)%

Retail Assets
Security holdings	$268.2	$261.1	3%	$240.1	12%
Cash and deposits	61.2	60.7	1%	56.5	8%
Retail assets	$329.4	$321.8	2%	$296.6	11%

Advisor Services Assets
Security holdings	$18.4	$18.2	1%	$17.6	5%
Cash and deposits	1.0	1.0	—%	1.2	(17)%
Advisor services assets	$19.4	$19.2	1%	$18.8	3%

Corporate Services Assets
Vested equity holdings	$95.3	$92.1	3%	$79.9	19%
Vested options holdings	47.0	48.5	(3)%	45.4	4%
Corporate services vested assets	$142.3	$140.6	1%	$125.3	14%
Unvested holdings	117.0	115.4	1%	108.0	8%
Corporate services assets	$259.3	$256.0	1%	$233.3	11%

Total Customer Assets
Security holdings	$286.6	$279.3	3%	$257.7	11%
Cash and deposits(12)	62.2	61.7	1%	57.7	8%
Retail and advisor services assets	$348.8	$341.0	2%	$315.4	11%
Corporate services vested assets	142.3	140.6	1%	125.3	14%
Retail, advisor services, and corporate services vested assets	$491.1	$481.6	2%	$440.7	11%
Corporate services unvested holdings	117.0	115.4	1%	108.0	8%
Total customer assets	$608.1	$597.0	2%	$548.7	11%

Net (buy) / sell activity
Retail net (buy) / sell activity	$(0.5)	$(2.7)	N.M.	$(2.1)	N.M.
Advisor services net (buy) / sell activity	0.2	(0.6)	N.M.	(0.8)	N.M.
Net (buy) / sell activity	$(0.3)	$(3.3)	N.M.	$(2.9)	N.M.

Market Indices
Dow Jones Industrial Average	26,600	25,929	3%	24,271	10%
Nasdaq Composite	8,006	7,729	4%	7,510	7%
Standard & Poor's 500	2,942	2,834	4%	2,718	8%

Capital	Qtr ended 6/30/19	Qtr ended 3/31/19	Qtr ended 6/30/19 vs. 3/31/19	Qtr ended 6/30/18	Qtr ended 6/30/19 vs. 6/30/18

E*TRADE Financial
Tier 1 leverage ratio(13)	6.7%	6.7%	—%	7.1%	(0.4)%
Common Equity Tier 1 capital ratio(13)	33.9%	30.1%	3.8%	34.3%	(0.4)%
Tier 1 risk-based capital ratio(13)	40.4%	35.9%	4.5%	40.7%	(0.3)%
Total risk-based capital ratio(13)	40.7%	36.3%	4.4%	45.0%	(4.3)%

E*TRADE Bank
Tier 1 leverage ratio(13)	7.3%	7.1%	0.2%	7.2%	0.1%
Common Equity Tier 1 capital ratio(13)	40.2%	33.9%	6.3%	34.9%	5.3%
Tier 1 risk-based capital ratio(13)	40.2%	33.9%	6.3%	34.9%	5.3%
Total risk-based capital ratio(13)	40.5%	34.2%	6.3%	35.5%	5.0%

Average Balance Sheet Data
(dollars in millions)	Three Months Ended
	June 30, 2019			March 31, 2019
	Average	Interest	Average	Average	Interest	Average
	Balance	Inc./Exp.	Yield/Cost	Balance	Inc./Exp.	Yield/Cost
Cash and equivalents	$452	$3	2.33%	$607	$3	2.31%
Cash segregated under federal or other regulations	871	6	2.63%	986	6	2.63%
Investment securities	47,375	368	3.11%	46,968	365	3.10%
Margin receivables	10,084	130	5.17%	9,766	126	5.24%
Loans	1,920	28	5.75%	2,058	28	5.48%
Broker-related receivables and other	659	3	2.23%	632	4	2.24%
Total interest-earning assets	61,361	538	3.51%	61,017	532	3.50%
Other interest revenue(a)	—	22		—	23
Total interest-earning assets	61,361	560	3.66%	61,017	555	3.65%
Total non-interest earning assets	5,093			4,991
Total assets	$66,454			$66,008

Sweep deposits	$37,380	$18	0.20%	$38,433	$20	0.21%
Savings deposits	6,347	23	1.47%	4,968	15	1.22%
Other deposits	1,732	—	0.03%	1,785	—	0.03%
Customer payables	10,593	8	0.31%	10,462	9	0.34%
Broker-related payables and other	1,050	1	0.46%	999	1	0.49%
Other borrowings	312	4	3.78%	269	2	3.81%
Corporate debt	1,410	14	4.06%	1,409	14	3.91%
Total interest-bearing liabilities	58,824	68	0.47%	58,325	61	0.42%
Other interest expense(b)	—	2		—	2
Total interest-bearing liabilities	58,824	70	0.48%	58,325	63	0.44%
Total non-interest-bearing liabilities	1,016			1,183
Total liabilities	59,840			59,508
Total shareholders' equity	6,614			6,500
Total liabilities and shareholders' equity	$66,454			$66,008
Excess interest earning assets over interest bearing liabilities/ net interest income/ net interest margin	$2,537	$490	3.20%	$2,692	$492	3.23%

  Other interest revenue is earned on certain securities loaned balances. Interest expense incurred on other securities loaned balances is presented on the broker-related payables and other line item above.
  Other interest expense is incurred on certain securities borrowed balances. Interest income earned on other securities borrowed balances is presented on the broker-related receivables and other line item above.

Average Balance Sheet Data	Three Months Ended
(dollars in millions)	June 30, 2018
	Average	Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Cash and equivalents	$533	$2	1.66%
Cash segregated under federal or other regulations	753	4	1.95%
Investment securities	44,973	303	2.69%
Margin receivables	10,291	118	4.60%
Loans	2,468	33	5.32%
Broker-related receivables and other	949	4	1.74%
Total interest-earning assets	59,967	464	3.10%
Other interest revenue(a)	—	25
Total interest-earning assets	59,967	489	3.26%
Total non-interest-earning assets	4,364
Total assets	$64,331

Sweep deposits	$38,196	$7	0.08%
Savings deposits	2,766	1	0.06%
Other deposits	2,044	—	0.02%
Customer payables	9,533	4	0.16%
Broker-related payables and other	2,207	3	0.65%
Other borrowings	829	8	3.77%
Corporate debt	1,042	10	3.68%
Total interest-bearing liabilities	56,617	33	0.23%
Other interest expense(b)	—	3
Total interest-bearing liabilities	56,617	36	0.25%
Total non-interest-bearing liabilities	633
Total liabilities	57,250
Total shareholders' equity	7,081
Total liabilities and shareholders' equity	$64,331
Excess interest earning assets over interest bearing liabilities/ net interest income/ net interest margin	$3,350	$453	3.02%

  Other interest revenue is earned on certain securities loaned balances. Interest expense incurred on other securities loaned balances is presented on the broker-related payables and other line item above.
  Other interest expense is incurred on certain securities borrowed balances. Interest income earned on other securities borrowed balances is presented on the broker-related receivables and other line item above.
Fees and Service Charges
(dollars in millions)	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Order flow revenue	$45	$43	$43
Money market funds and sweep deposits revenue(a)	23	21	18
Advisor management and custody fees	19	18	16
Mutual fund service fees	13	12	12
Foreign exchange revenue	8	8	6
Reorganization fees	7	6	4
Other fees and service charges	11	10	11
Total fees and service charges	$126	$118	$110

  Includes revenue earned on average customer cash held by third parties based on the federal funds rate or LIBOR plus a negotiated spread or other contractual arrangements with the third party institutions.

Explanation of Non-GAAP Measures

Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects, and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP measures discussed below are appropriate for evaluating the operating and liquidity performance of the Company.

Adjusted Operating Margin

Adjusted operating margin is calculated by dividing adjusted income before income taxes by net revenue. Adjusted income before income taxes excludes the provision (benefit) for loan losses. Management believes that excluding the provision (benefit) for loan losses from operating margin provides a useful measure of the Company's ongoing operating performance because management excludes this when evaluating operating margin performance. See endnote (2) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Adjusted Return on Common Equity

Adjusted return on common equity is calculated by dividing annualized adjusted net income available to common shareholders by average common shareholders' equity, which excludes preferred stock. Adjusted net income available to common shareholders excludes the after-tax impact of the provision (benefit) for loan losses. Management believes that excluding the provision (benefit) for loan losses from net income available to common shareholders provides a useful measure of the Company's ongoing operating performance because management excludes this when evaluating return on common equity performance. See endnote (3) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Tangible Common Equity Book Value per Share

Tangible common equity book value per share represents common shareholders’ equity, which excludes preferred stock, less goodwill and other intangible assets (net of related deferred tax liabilities) divided by common stock outstanding. The Company believes that tangible common equity book value per share is a measure of the Company’s capital strength. See endnote (7) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries, not including bank and brokerage subsidiaries, that can distribute cash to the parent company without any regulatory approval or notification. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in regulated subsidiaries. See endnote (8) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

It is important to note that these non-GAAP measures may involve judgment by management and should be considered in addition to, not as substitutes for, or superior to, measures prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see the Company’s financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) Net income of $219 million, or $0.90 per diluted share, includes net after-tax losses of $53 million, or $0.22 per diluted share, related to the following items:

  $80 million pre-tax, or $0.24 per diluted share, of losses from balance sheet repositioning related to the sale of $4.5 billion of lower-yielding investment securities
  $8 million pre-tax, or $0.02 per diluted share, of benefit to provision for loan losses

(2) Operating margin is the percentage of net revenue that results in income before income taxes. The percentage is calculated by dividing income before income taxes by total net revenue. As noted above, adjusted operating margin is a non-GAAP measure. The following table provides a reconciliation of GAAP operating margin percentage to non-GAAP adjusted operating margin (dollars in millions):

	Q2 2019		Q1 2019		Q2 2018
	Amount	Operating Margin %	Amount	Operating Margin %	Amount	Operating Margin %

Income before income tax expense and operating margin(a)	$295	43%	$392	52%	$345	49%
Provision (benefit) for loan losses	(8)		(12)		(19)
Adjusted income before income tax expense and adjusted operating margin(a)	$287	42%	$380	50%	$326	46%

  In Q2 2019, income before income tax expense and adjusted income before income tax expense includes $80 million of losses from balance sheet repositioning, which resulted in a 6 percentage point reduction to both operating margin and adjusted operating margin.

(3) Return on common equity is calculated by dividing annualized net income available to common shareholders by average common shareholders' equity, which excludes preferred stock. As noted above, adjusted return on common equity is a non-GAAP measure. The following table provides a reconciliation of GAAP return on common equity percentage to non-GAAP adjusted return on common equity percentage (dollars in millions):

	Q2 2019		Q1 2019		Q2 2018
	Amount	Return on Common Equity %	Amount	Return on Common Equity %	Amount	Return on Common Equity %

Net income available to common shareholders and return on common equity(a)	$219	15%	$270	19%	$250	16%
Add back impact of the following item:
Provision (benefit) for loan losses	(8)		(12)		(19)
Income tax impact	2		3		5
Net of tax	(6)		(9)		(14)
Adjusted net income available to common shareholders and return on common equity(a)	$213	14%	$261	18%	$236	15%

  In Q2 2019, net income available to common shareholders and adjusted net income available to common shareholders includes $59 million of after-tax losses from balance sheet repositioning, which resulted in a 4 percentage point reduction to both return on common equity and adjusted return on common equity.

(4) Capital return to shareholders represents the amount returned to shareholders through share repurchases and common stock dividends.

(5) The following table presents the allowance for loans losses (dollars in millions):

	Q2 2019	Q4 2018

Allowance for loan losses, beginning	$32	$41
Provision (benefit) for loan losses	(8)	(12)
(Charge-offs) recoveries, net	6	8
Allowance for loan losses, ending	$30	$37

Loan servicing expense was $3 million, $3 million, and $5 million for the three months ended June 30, 2019, March 31, 2019, and June 30, 2018, respectively. Loan servicing expense was $6 million and $10 million for the six months ended June 30, 2019 and 2018, respectively.

(6) Amounts and percentages may not recalculate due to rounding. For percentage based metrics, the variance represents the current period less the prior period. Net new account and asset growth rates have been annualized.

(7) As noted above, tangible common equity book value and tangible common equity book value per share are non-GAAP measures. The following table provides a reconciliation of GAAP common equity book value and common equity book value per share to non-GAAP tangible common equity book value and tangible common equity book value per share at period end (dollars in millions, except per share amounts):

	Q2 2019		Q1 2019		Q2 2018
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Common equity book value	$6,181	$25.75	$6,093	$24.90	$6,214	$23.73
Less: Goodwill and other intangibles, net	(2,946)		(2,961)		(2,888)
Add: Deferred tax liabilities related to goodwill and other intangibles, net	450		442		430
Tangible common equity book value	$3,685	$15.35	$3,574	$14.61	$3,756	$14.35

(8) As noted above, corporate cash is a non-GAAP measure. The following table provides a reconciliation of GAAP consolidated cash and equivalents to non-GAAP corporate cash at period end (dollars in millions):

	Q2 2019	Q1 2019	Q2 2018
Consolidated cash and equivalents	$380	$523	$532
Less: Cash at regulated subsidiaries	(373)	(518)	(527)
Add: Cash on deposit at E*TRADE Bank(a)	316	324	938
Corporate cash	$323	$329	$943

  Corporate cash includes the parent company's deposits placed with E*TRADE Bank. E*TRADE Bank may use these deposits for investment purposes; however, these investments are not included in consolidated cash and equivalents.

(9) Commissionable trades exclude trades related to no transaction fee mutual funds and commission-free exchange-traded funds, rebalancing trades associated with managed products, and other non-commissionable trades.

(10) Advisor services metrics include the impact of the Trust Company of America acquisition, which was completed on April 9, 2018, including 145,891 advisor services accounts and $18.4 billion in advisor services assets.

(11) Net new retail and advisor services assets exclude the effects of market movements in the value of retail and advisor services assets.

(12) The following table provides the components of total cash and deposits (dollars in billions):

	Q2 2019	Q1 2019	Q2 2018
Sweep deposits	$31.7	$38.6	$37.8
Customer payables	10.6	10.6	10.0
Savings, checking and other banking assets(a)	8.6	7.7	4.9
Total on-balance sheet cash	50.9	56.9	52.7
Sweep deposits at unaffiliated financial institutions	9.6	3.0	3.5
Money market funds and other	1.7	1.8	1.5
Total customer cash held by third parties(b)	11.3	4.8	5.0
Total cash and deposits	$62.2	$61.7	$57.7

  Includes $5.1 billion, $3.8 billion and $0.3 billion of deposits at June 30, 2019, March 31, 2019, and June 30, 2018, respectively, in our Premium Savings Account product.
  Customer cash held by third parties is held outside E*TRADE Financial and includes money market funds and sweep deposit accounts at unaffiliated financial institutions. Customer cash held by third parties is not reflected in the Company's consolidated balance sheet and is not immediately available for liquidity purposes.

(13) E*TRADE Financial and E*TRADE Bank's capital ratios are calculated as follows and are preliminary for the current period (dollars in millions):

	E*TRADE Financial		E*TRADE Bank
	Q2 2019	Q4 2018	Q2 2019	Q4 2018
Shareholders’ equity	$6,870	$6,562	$4,028	$3,557
Deduct:
Preferred stock	(689)	(689)	—	—
Common Equity Tier 1 capital before regulatory adjustments	$6,181	$5,873	$4,028	$3,557
Add:
Losses in other comprehensive income on available-for-sale debt securities, net of tax	58	275	58	275
Deduct:
Goodwill and other intangible assets, net of deferred tax liabilities	(2,496)	(2,540)	(282)	(287)
Disallowed deferred tax assets	(122)	(200)	(36)	(61)
Common Equity Tier 1 capital	$3,621	$3,408	$3,768	$3,484
Add:
Preferred stock	689	689	—	—
Tier 1 capital	$4,310	$4,097	$3,768	$3,484
Add:
Other	40	46	30	37
Total capital	$4,350	$4,143	$3,798	$3,521

Average assets for leverage capital purposes	$66,665	$64,767	$51,749	$49,568
Deduct:
Goodwill and other intangible assets, net of deferred tax liabilities	(2,496)	(2,540)	(282)	(287)
Disallowed deferred tax assets	(122)	(200)	(36)	(61)
Adjusted average assets for leverage capital purposes	$64,047	$62,027	$51,431	$49,220

Total risk-weighted assets(a)	$10,677	$10,970	$9,369	$9,994

Tier 1 leverage ratio (Tier 1 capital / Adjusted average assets for leverage capital purposes)	6.7%	6.6%	7.3%	7.1%
Common Equity Tier 1 capital / Total risk-weighted assets(a)	33.9%	31.1%	40.2%	34.9%
Tier 1 capital / Total risk-weighted assets	40.4%	37.3%	40.2%	34.9%
Total capital / Total risk-weighted assets	40.7%	37.8%	40.5%	35.2%
  Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

Contacts

E*TRADE Media Relations
646-521-4418
mediainq@etrade.com

E*TRADE Investor Relations
646-521-4406
ir@etrade.com